JOINT FILERS’ SIGNATURES

INSIGHT HOLDINGS GROUP, LLC

By:	/s/ Blair Flicker	Date: 6/4/2020
Name:	Blair Flicker
Title:	Attorney-in-Fact

INSIGHT VENTURE ASSOCIATES IX, LTD.

By:	/s/ Blair Flicker	Date: 6/4/2020
Name:	Blair Flicker
Title:	Authorized Officer

INSIGHT VENTURE ASSOCIATES IX, L.P.
By:	Insight Venture Associates IX, Ltd., its general partner

By:	/s/ Blair Flicker	Date: 6/4/2020
Name:	Blair Flicker
Title:	Authorized Officer

INSIGHT VENTURE PARTNERS IX, L.P.
By:	Insight Venture Associates IX, L.P., its general partner
By:	Insight Venture Associates IX, Ltd. its general partner

By:	/s/ Blair Flicker	Date: 6/4/2020
Name:	Blair Flicker
Title:	Authorized Officer

INSIGHT VENTURE PARTNERS (CAYMAN) IX, L.P.
By:	Insight Venture Associates IX, L.P., its general partner
By:	Insight Venture Associates IX, Ltd. its general partner

By:	/s/ Blair Flicker	Date: 6/4/2020
Name:	Blair Flicker
Title:	Authorized Officer

INSIGHT VENTURE PARTNERS (DELAWARE) IX, L.P.
By:	Insight Venture Associates IX, L.P., its general partner
By:	Insight Venture Associates IX, Ltd., its general partner

By:	/s/ Blair Flicker	Date: 6/4/2020
Name:	Blair Flicker
Title:	Authorized Officer

INSIGHT VENTURE PARTNERS IX (CO-INVESTORS), L.P.

By:	Insight Venture Associates IX, L.P., its general partner
By:	Insight Venture Associates IX, Ltd., its general partner

By:	/s/ Blair Flicker	Date: 6/4/2020
Name:	Blair Flicker
Title:	Authorized Officer

IVP (VENICE), L.P.

By:	/s/ Blair Flicker	Date: 6/4/2020
Name:	Blair Flicker
Title:	Authorized Officer